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                                                                   EXHIBIT 99.10


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                                                      MessageMedia, Inc.
Notice of Grant of Stock Options                      ID:33-0612880
and Option Agreement                                  371 Centennial Prkwy
                                                      Louisville CO 80027

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Gerald A. Poch                                        Option Number: 00000772
C/O Pequot Capital Management                         Plan:          OOP
500 Nyala Farm Road
Westport, CT 06880                                    ID:


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Effective 3/26/99 you have been granted a(n) Non-Qualified Stock Option to buy
100,000 shares of MessageMedia, Inc. (the Company) stock at $6.8750 per share.


The total option price of the shares granted is $687,500.00.

Shares in each period will become fully vested on the date shown.

        Shares             Vest Type             Full Vest            Expiration
      ----------         -------------         -------------        --------------
        25,000           On Vest Date             3/26/00               3/26/09
        25,000           On Vest Date             3/26/01               3/26/09
        25,000           On Vest Date             3/26/02               3/26/09
        25,000           On Vest Date             3/26/03               3/26/09



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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

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_____________________________________         __________________________________
MessageMedia, Inc.                            Date


_____________________________________         __________________________________
Gerald A. Poch                                Date